UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

SOLTREST INC.

(Name of Registrant as Specified in Its Charter)

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SOLTREST INC.

Floor6, Building 6

LuGang WebMall Town, ChouJiang, YiWu

Jinhua City, Zhejiang Province China 322000

86-155-5793-7666

April 3, 2020

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value (the “Common Stock”) of Soltrest Inc. (the “Company”). We are sending you this Information Statement to inform you that on March 17, 2020, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation to (a) change the name of the Company to Shengda Network Technology Inc. and (b) increase the number of authorized shares of Company Common Stock from 75,000,000 to 1,000,000,000 and authorize the issuance of 20,000,000 shares of Preferred Stock par value $0.0001 (“Preferred Stock”). Thereafter, on March 17, 2020, pursuant to the By-Laws of the Company and applicable Nevada law, shareholders holding seventy-one and 84/100 percent (71.84%) of the votes entitled to be cast on the aforementioned matters (identified in the section entitled “Voting Securities and Principal Holders Thereof”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to amend the Company’s Articles of Incorporation to (a) change the name of the Company to Shengda Network Technology Inc. and (b) increase the number of authorized Company Common Stock $0.0001 par value from 75,000,000 to 1,000,000,000 and authorize the issuance of 20,000,000 shares of Preferred Stock par value $0.0001.

The Board of Directors believes that the change of the Company’s name is beneficial as it more accurately describes the business activities of the Company. The Board further believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about April 3, 2020 to shareholders of record on March 30, 2020 (the “Record Date”).

/s/ Hangjin Chen
Hangjin Chen, President

SOLTREST INC.

Floor6, Building 6

LuGang WebMall Town, ChouJiang, YiWu

Jinhua City, Zhejiang Province China 322000

86-155-5793-7666

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $5,000.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on March 30, 2020 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

To amend the Company’s Articles of Incorporation to (a) change the name of the Company to Shengda Network Technology Inc. and (b) increase the number of authorized shares of Company Common Stock from 75,000,000 to 1,000,000,000 and authorize the issuance of 20,000,000 shares of Preferred Stock par value $0.0001.

The aforementioned action is hereinafter referred as the “Proposals”.

Who Is Entitled to Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast ninety-nine and 97/100 percent (99.97%) of the votes entitled to vote in favor of the Proposals. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of ninety-nine and 97/100 percent (99.97%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What Corporate Matters Did the Majority of the Shareholders Vote for And How Did They Vote?

As of March 16, 2020, the Company had received executed consents from shareholders entitled to cast seventy-one and 84/100 percent (71.84%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposals were in fact cast. The Shareholders provided consent with respect to the following matters:

To amend the Company’s Articles of Incorporation to:

(a) change the name of the Company to Shengda Network Technology Inc. and

(b) increase the number of authorized shares of Company Common Stock par value $0.0001 from 75,000,000 to 1,000,000,000 and authorize the issuance of 20,000,000 shares of Preferred Stock par value $0.0001.

What Vote Is Required to Approve the Proposal?

With respect to the Proposals, the affirmative vote of a majority of the votes entitled to be cast on the Proposals was required for approval of the Proposals.

Shareholders Who Voted in Favor of The Proposal

The holders of seventy-one and 84/100 percent (71.84%) of the total eligible votes entitled to be cast on the Proposals. Accordingly, these shareholders had sufficient voting shares to approve the Proposals.

The table below indicates all of the holders of shares of the Company’s Common Stock that have voted in favor of the Proposal.

	Shares of Common Stock Voted on the Record Date
	Number	Percent of Vote

Hanglin Chen	5,000,000	71.84%

Total	5,000,000	71.84%

BACKGROUND

General

Soltrest Inc. was incorporated on March 14, 2018 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation, purchase or sale of a significant amount of assets, nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings. Since incorporation, management has developed a detailed business plan to provide customers with unique and innovative solution for their needs.

Products/Services

Description of Product or Services

SOLTREST INC. provides special tools to computer users to reduce the risks of accessing public networks/internet. There is a range of software applications that we already developed and will continue to develop when additional financing will be available. These applications are not a substitute for exiting antivirus products on a market but an additional protection layer of security while accessing public networks. These applications could be used as stand along network defenders or in conjunction with other cybersecurity applications.

Target Market and Clients/potential Clients

Our target market is any individuals and organizations that want to increase cybersecurity of their devices that includes practically all computing devices that run OS and have access to Internet or other public networks. During Phase 1 (initial stage) our main target clients are any individual users that browse internet on a daily basis i.e. who is susceptible to the high degree of hacker attack risks due to long Internet exposure.

In Phase 2 of our business development, we plan to provide services and product to small size companies. If we are successful in the small company sector and have a good risk avoidance tracking record we could offer our products to medium sized corporations as part of Phase 3 business development.

Source of revenue

We have identified three main marketing client groups associated with the various streams of revenue:

Source #1 – Individual PC or other internet enabled device users with WebMall Sales and Service

Source #2 – Small companies.

Source #3 – Medium sized companies

The main target customer group will be individual PC or other internet enabled device users with WebMall Sales and Service. Today several billion people use personal computers or other internet enabled devices. Capturing a small sector of this user population could allow us to sell our products and services at a very attractive and affordable prices.

Competition and Competitive Strategy

Cybersecurity requires a very wide area of expertise so very few large companies can address all the security threats.

Our goal is to fulfill only a certain niche of the market and specialize on limiting customer’s internet exposure by simple and inexpensive applications. We are not marketing our company as Antivirus developers we will simply be providing an extra layer of security that will reduce the risk of external hacker attacks. Our software could be integrated in more advance firewalls and antivirus products.

Currently, our competitive position within the industry is negligible in light of the fact that we have just recently started our operations.

ADVANTAGES AND DISADVANTAGES OF CHANGING THE COMPANY’S NAME.

The Board of Directors believes that changing the Company’s name is advantageous as it will enable the Company to achieve better recognition in the marketplace and that there are no potential disadvantages related to taking this action.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

The Board of Directors believes that the proposed increase in authorized shares of Common Stock and the addition of authorized Preferred Stock is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

There are certain advantages and disadvantages of increasing the Company’s authorized common stock. The Company believes that the impact of increasing its authorized capital is largely mitigated by increased ability of the Company to raise capital for the future growth of the Company consistent with its Business Plan. As a result of the increase in authorized capital, authorized but unissued Company Common Shares are increased from approximately 68,040,000 to 993,040,000. The current number of authorized but unissued shares does not include shares which are reserved for issuance in the event of the exercise of certain warrants and options which required to be reserved.

The Company believes that this increased number of authorized but unissued Common Shares together with the flexibility to issue up to 20,000,000 shares of Preferred Stock (subject to designations, rights and preferences to be determined by the Company’s Board of Directors) will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any, and compliance with the applicable covenants of existing financing.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer Company shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Articles of Incorporation. Notwithstanding, the Company believes that maintaining 993,040,000 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

No further action on the part of stockholders will be required to change the Company’s name or to either implement or abandon the increase in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the increase in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of March 16, 2020 certain information with respect to the beneficial ownership of our common stock by (i) each of our executive officers, (ii) each person who is known by us to beneficially own more than 5% of our outstanding common stock, and (iii) all of our directors and executive officers as a group. Percentage ownership is calculated based on 6,960,000 shares of our Common Stock outstanding as of March 16, 2020. None of the shares listed below are issuable pursuant to stock options or warrants of the Company.

Title of class	Name and Address of Beneficial Ownership(1)	Amount and Nature of Beneficial Owner (2)	Percentage of class

Common Stock	Hangjin Chen	5,000,000	71.84%
Common Stock	All officers and directors as a group	5,000,000	71.84%

5% Holders:	None

(1)	The address for all holders is Floor6, Building 6, LuGang WebMall Town, ChouJiang, YiWu Jinhua City, Zhejiang Province China 322000.

(2)	In determining beneficial ownership of our Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (808) 573-6163

BY ORDER OF THE BOARD OF DIRECTORS OF SOLTREST INC.